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                                                                  EXHIBIT 10.41


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of August 2, 1993, between Dr Pepper/Seven-Up Corporation, a Delaware corporation (the "Company"), and John R. Albers, a resident of Dallas, Texas (the "Employee")

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Company desires to employ the Employee as its President and Chief Executive Officer, and the Employee desires to accept such employment, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants contained hereinbelow, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ the Employee as its President and Chief Executive Officer, and the Employee hereby agrees to accept such employment and to perform the services specified herein upon the terms and conditions hereinafter set forth.

     2. TERM. The term of employment hereunder shall commence as of January 1, 1993, and continue until December 31, 1996, unless sooner terminated in accordance with the provisions hereof.

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     3.   COMPENSATION.
          3.1 BASE COMPENSATION. The Employee shall receive as compensation for his services hereunder an annual salary of $659,250, which sum shall be payable in equal bi-weekly installments (the "Base Compensation") during the term hereof. The Employee's Base Compensation shall be reviewed at least annually by the Board of Directors of the Company (the "Board of Directors"), and the Employee shall be entitled to such increases in his Base Compensation as the Board of Directors may determine based on his performance and other relevant criteria.
          3.2 BONUS. The Employee shall also be entitled to participate in any bonus plan that the Company may establish. The Employee's benefits under such bonus plan shall be commensurate with his position within the Company vis-a-vis other members of senior management of the Company.
     4. VACATION, INSURANCE, EXPENSES AND RELATED MATTERS. The Employee shall be entitled to participate in any life and health insurance benefits which are generally extended, from time to time, to the employees of the Company, to reasonable vacations, consistent with the Company's policies, and to a Company car, of a make and model commensurate with Company policy for senior management, to be used in performing his duties for the Company. The Company shall pay the dues of the Employee's country clubs and luncheon clubs; provided, however, that the Employee shall

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provide an annual status of the country clubs and luncheon clubs of which he is a member for the review and approval of the Compensation Committee of the Board of Directors. Upon the submission of properly documented expense account reports, the Company shall reimburse the Employee for legitimate expenses incurred in the course of his employment, including insurance, gasoline, maintenance and similar expenses incurred in connection with the use of a Company car.
     5. DUTIES. The Employee shall faithfully and diligently perform his duties under this Agreement as prescribed, from time to time, by the Board of Directors.
     6. EXTENT OF SERVICE. The Employee shall devote substantially all of his business time, attention and energy to the Company and shall not, during the term of his employment, be actively engaged in any managerial or employment capacity in any other business activity for gain, profit or other pecuniary advantage which detracts significantly from the Employee's performance of his duties and responsibilities to the Company.
     7.   TERMINATION.
          7.1 DEATH OR DISABILITY. This Agreement shall terminate automatically upon the death of Employee or when his employment ceases as a result of "Termination by Disability". For purposes herein, Termination by Disability shall be deemed to occur if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall

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     have been absent from his duties with the Company on a full-time basis for two hundred seventy (270) consecutive days and within thirty (30) days after a written Notice of Termination (as defined in Paragraph 7.4 herein) has been given (which notice must follow the 270 consecutive days of absence), the Employee shall not have returned to the full-time performance of his duties. The termination shall be deemed to occur at the end of the thirty (30) day period.
          7.2 CAUSE. The Company may terminate the employment of Employee under this Agreement for Cause. The Company shall have a "Cause" to terminate the Employee's employment if (a) the Employee engages in a course of conduct that constitutes gross mismanagement of the Company, (b) the Employee engages in fraudulent activities or engages willfully in gross misconduct materially and demonstrably injurious to the Company, or (c) the Employee is convicted of a felony criminal offense. For purposes of this Paragraph 7.2, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the

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     affirmative vote of not less than three-quarters of the members of the
     Board of Directors in attendance at a meeting of the Board of Directors at which a quorum was present and which meeting was called and held for the purpose of considering the conduct of Employee (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Employee was guilty of conduct set forth above in clauses (a) and (b) of the first sentence of this Paragraph 7.2 and specifying the particulars thereof in detail; provided, however, that the Employee, if a member of the Board of Directors, shall not be included in the count to determine if a quorum is present and shall not be permitted to vote on such matter.
          7.3 TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate his employment with the Company for "Good Reason" at any time, and in such circumstances shall be entitled to the benefits provided for in Paragraph 8.4 herein. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one of the following events without the Employee's express written consent:
               (a) The assignment of the Employee to any duties substantially inconsistent with his current position, duties, responsibilities or status with the Company or

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          a substantial reduction of his duties or responsibilities, as compared with his current duties or responsibilities, or any removal of the Employee from, or any failure to re-elect him to, the position he held at the time of the execution of this Agreement, except in connection with termination of his employment for Cause or Disability; provided, however, that as long as the Employee remains Chief Executive Officer, the Board may designate another individual as President and Chief Operating Officer;
               (b) A reduction by the Company in the amount of the Employee's Base Compensation or a reduction in other employee perquisites as compared to that to which he is entitled pursuant to Paragraph 4 herein; provided, however, that if the reduction in the amount of the Employee's Base Compensation or the reduction in the other employee perquisites is applicable to other key employees as well as the Employee, then such reduction in Base Compensation or employee perquisites shall not be considered Good Reason for purposes of this Paragraph 7.3;
               (c)  Any action or lack of action by the Company which results in
          (1) the failure by the Company to continue to provide the Employee with substantially similar bonus opportunities under the bonus plan of the

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          Company in which he participates as of the date of the execution of this Agreement or to provide the benefits the Employee enjoys under the Company's benefit programs, such as any of the pension, profit sharing, life insurance, medical, health and accident, or disability plans, in which he participates as of the date of the execution of this Agreement; (2) the failure by the Company to provide substantially the same fringe benefits enjoyed by the Employee at the time of the execution of this Agreement; or (3) the failure by the Company to provide the Employee with the number of paid vacation days to which he was entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the execution of this Agreement; provided, however, that if the Company's action or inaction resulting in the loss or reduction in benefits and opportunities described under (1),
          (2) and (3) above is applicable to other key employees as well as the Employee, then such loss or reduction in benefits or opportunities shall not be considered Good Reason for purposes of this Paragraph 7.3;
               (d) The relocation of the Employee's principal office to a location more than thirty-five (35) miles

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          from the location of such office immediately prior to the execution of this Agreement;
               (e) Requiring travel on the Company's business to an extent substantially greater than the Employee's business travel obligations immediately prior to the execution of this Agreement;
               (f) Any failure of the Company to obtain the express written assumption of the obligation to perform this Agreement by any successor as contemplated by Paragraph 9.1 herein; or
               (g) Any breach by the Company of any of the provisions of this Agreement, any executive severance agreement between the Company and the Employee, or any failure by the Company to carry out any of its obligations hereunder.
          7.4 NOTICE OF TERMINATION. Any termination of employment shall be communicated by written notice of termination to the other party hereto.
     For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

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          7.5  DATE OF TERMINATION.  "Date of Termination" shall mean (a) if the
     Employee's employment is terminated under this Agreement as a result of Termination by Disability, as of the date described in Paragraph 7.1 herein, (b) if the Employee terminates his employment, the date specified in the Notice of Termination, and (c) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given, pursuant to Paragraph 10 herein; provided that, if within thirty
     (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a good faith dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award as provided in Paragraph 14 herein. Notwithstanding the pendency of any such dispute or controversy, except in the event of a termination for Cause pursuant to Paragraph 7.2 herein, the Company will continue to pay the Employee his full compensation in effect when the notice giving rise to

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     the dispute was given (including, but not limited to, Base Compensation and payments under the bonus plan in which he participates) and continue the Employee as a participant in all compensation, benefit and insurance plans in which the Employee was participating when the notice giving rise to the dispute was given, until the earlier of the date on which the dispute is finally resolved in accordance with Paragraph 14 herein or twelve (12) months from the date when the notice giving rise to the dispute was given. Amounts paid under this Paragraph 7.5 shall be offset against and shall reduce any other amounts due under this Agreement, including any arbitration award under Paragraph 14 herein.
     8.   COMPENSATION DURING DISABILITY OR UPON TERMINATION OF EMPLOYMENT.
          8.1 DISABILITY. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his Compensation at a rate then in effect until a Termination by Disability occurs as defined in Paragraph 7.1 herein. Thereafter, the Employee's benefits shall be determined in accordance with the Company's Long Term Disability Benefits Plan, including any supplemental plan for key executives in which the Employee participates or any substitute plans then in effect, and the Company shall have no further obligations to him under this Agreement.
          8.2 DEATH. If the employment of Employee is terminated because of his death prior to the expiration of the term of this Agreement, then his estate, heirs or beneficiaries, shall not be entitled to any benefits pursuant to this Agreement, but they shall be entitled to any benefits

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     payable to them pursuant to the terms of applicable employee benefit plans or insurance arrangements sponsored by the Company.
          8.3 VOLUNTARY TERMINATION WITHOUT GOOD REASON OR TERMINATION FOR CAUSE. In the event the Employee voluntarily ceases employment with the Company without Good Reason prior to expiration of the term of this Agreement or in the event his employment is terminated for Cause by the Company prior to the expiration of the term of this Agreement, the Company shall pay him Base Compensation through the Date of Termination at the rate in effect at the time the Notice of Termination is given and the Company shall have no further obligation to him under this Agreement; subject, however, to the provisions of Paragraph 8.4(c) herein.
          8.4 TERMINATION FOR GOOD REASON OR WITHOUT CAUSE. In the event the Employee ceases employment for Good Reason prior to the expiration of the term of this Agreement or in the event his employment is terminated without Cause by the Company prior to the expiration of the term of this Agreement, then the Employee shall be entitled to the following severance payments and benefits from the Company:
               (a) Severance Pay. Severance Pay in a lump sum on the thirty-fifth day following the Date of Termination in the following amount:

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                    (1)  the Employee's Base Compensation through the Date of
               Termination at the rate in effect at the time the Notice of Termination is given; and
                    (2) in lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, an amount equal to the product of (i) the sum of the Employee's Base Compensation at the rate in effect prior to any reduction of Employee's Base Compensation without his consent, plus the amount of his most recent bonus, multiplied by (ii) the number three
               (3); and
                    (3) in lieu of shares of common stock ("Shares") issuable upon exercise of options ("Options"), if any, granted to the Employee under the Company's stock option plans (which Options shall be cancelled upon the making of the payment referred to below), the Employee shall receive an amount in cash equal to the aggregate spread between the exercise prices of all Options held by the Employee (whether or not then fully exercisable) and either
                         (i) the final sales price of the Company's Shares as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or as reported by any

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                    national securities exchange on which the Company's Shares may then be listed) on the Date of Termination, or
                         (ii) if the Company's Shares are not then listed on any
                    national securities exchange or quoted on NASDAQ, then the fair market value of the Shares as of the Date of Termination as determined in good faith by the Company; provided, however, that in the event the Employee submits to the Company a written objection to the Company's determination of the fair market value within ten (10) days of Employee's receipt of written notice of the Company's determination, the Company shall select an independent valuation expert to determine the fair market value of any Shares. The Company and the Employee hereby agree that the independent valuation expert's determination of the fair market value of the Shares shall be final and conclusive, and the Company and the Employee shall share equally in the payment of all expenses incurred by the valuation expert in making its determination; provided, however, that notwithstanding the foregoing, the Company shall not

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                    be required to pay any amount pursuant to this Section
                    8.4(a)(3)(ii) which exceeds those payments permitted to be made by the Company to the Employee under (A) the indenture governing the Company's 11-1/2% Senior Subordinated Discount Notes Due 2002, or (B) the credit agreement, dated October 20, 1992, among Dr Pepper/Seven-Up Companies, Inc., as guarantor, the Company, and certain lenders and agents named therein, as such agreements may be amended from time to time, until such time as such agreements are terminated or amended to permit the full payment of the amount described herein.
               (b) EMPLOYEE BENEFITS. The Company shall maintain in full force and effect, for the continued benefit of the Employee for three years after the Date of Termination, all employee benefit plans and programs or arrangements described on Exhibit "A", attached hereto and incorporated fully herein by reference, in which the Employee was entitled to participate immediately prior to the Date of Termination (except those described in Paragraph 8.4(c) and (d) below), provided that the Employee's continued participation is possible

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          under the general terms and provisions of such plans and programs.  In the event that the Employee's continued participation in any such plan or program is not possible, the Company shall arrange to provide the Employee with benefits substantially equivalent to those which the Employee is entitled to receive under such plans and programs. At the end of the period of coverage, the Employee shall have the option to have assigned to the Employee at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Employee.
               (c) RETIREMENT PLAN. The Employee shall not be entitled to any benefits under the Dr Pepper/Seven-Up Companies Pension Plan and the Dr Pepper Company Supplemental Pension Plan (or any successor plan) in effect as of the Date of Termination (collectively, the "Plans") other than the benefits earned pursuant to the specific terms of said Plans. However, effective as of May 19, 1988, the Employee has been credited with twenty-five (25) years of service or vesting service for all purposes under the Dr Pepper Company Supplemental Pension Plan (the "Supplemental Plan"), and the

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          Employee's Date of Termination, whenever it might occur and for whatever cause or reason it might occur, shall be deemed as occurring on or after his Normal Retirement Date, as defined in the Supplemental Plan (or any successor to such Supplemental Plan). To the extent this provision varies from the terms of the Supplemental Plan it shall be considered as an amendment to the Supplemental Plan which shall be applicable only to the Employee.
               (d) PROFIT SHARING PLAN. The Employee shall not be entitled to any benefits under The Dr Pepper/Seven-Up Companies Profit Sharing Plan in effect as of the Date of Termination (the "Profit Sharing Plan") other than the benefits earned pursuant to the specific terms of said Profit Sharing Plan.
               (e) AUTOMOBILE. The Company shall enable the Employee to purchase or continue to lease, as the case may be, the automobile, if any, which the Company was providing for his use at the time the Notice of Termination was given, at the value of, or upon the lease terms for, such automobile at such time.

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               (f)  RESTRICTED STOCK.  If the Employee owns any Shares that are subject to restrictions imposed by the Company, then such restrictions shall lapse as of the Date of Termination.
               (g) MITIGATION. The Employee shall not be required to mitigate the amount of any payment provided for in this Paragraph 8.4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 8.4 be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise. The Company's obligations to pay the Employee the compensation and make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, any set-off (except as provided in Paragraphs 7.5 and 15.2) counterclaim, recoupment, defense or other right which the Company may have. All amounts payable by the Company hereunder shall be paid without notice and demand.
          8.5 INDEMNIFICATION. The Employee shall be entitled throughout the term of this Agreement and thereafter to indemnification by the Company in respect of any actions or

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     omissions as an employee, officer or director of the Company (or any successor pursuant to Paragraph 9) or of any subsidiary of the Company to the fullest extent permitted by law.
     9.   SUCCESSORS; BINDING AGREEMENT.
          9.1 ASSUMPTION. This Agreement shall be binding on the successors and assigns of the Company and the Company will require any successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
          9.2 SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's estate, heirs or beneficiaries, as determined by his last will and testament or, if he has no last will and testament in effect at his death, by the laws of intestate succession of the State of Texas.
     10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when


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hand delivered or mailed by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, provided that all notices to the Company shall be directed to the attention of the Chairman of the Compensation Committee of the Board of Directors, with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     COMPANY:       Chairman of the Compensation Committee
                      of the Board of Directors
                    Dr Pepper/Seven-Up Corporation
                    P. O. Box 655086
                    Dallas, Texas 75265-5086

                    Vice President, Secretary & General Counsel
                    Dr Pepper/Seven-Up Corporation
                    P. O. Box 655086
                    Dallas, Texas  75265-5086

                    Employee: John R. Albers
                    5522 Harbor Town
                    Dallas, Texas  75287

     11. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or amended unless such waiver, modification or amendment is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board of Directors, and such provisions shall be modified, waived or amended only to the extent set forth in such writing.
     12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or

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enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     14. ARBITRATION. Any dispute, disagreement or other question arising from this Agreement or the interpretation thereof shall be settled by arbitration in accordance with the commercial rules then in effect of the American Arbitration Association, except that the arbitrator(s) shall be selected in accordance with the following procedure: such dispute, disagreement or other question shall be referred to and decided by a single arbitrator if the parties can agree upon one within fifteen (15) days after either of the parties shall notify the other, as provided in Paragraph 7.5 of this Agreement, that it wishes to avail itself of the provisions of this Paragraph 14; otherwise, such dispute, disagreement or other question shall be referred to and decided by three arbitrators, one to be appointed by the Company and one to be appointed by the Employee, each such appointment to be made within ten (10) days after the expiration of the fifteen
(15) day period referred to above, and the third arbitrator to be appointed by the first two arbitrators within twenty (20) days after the expiration of such ten (10) day period. If the first two arbitrators cannot reach agreement on the third arbitrator

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within said twenty (20) day period, the third arbitrator shall be an impartial arbitrator appointed by the President of the American Arbitration Association within thirty (30) days after the expiration of said twenty (20) day period. Hearings of the arbitrator(s) shall be held in Dallas, Texas, unless the parties agree otherwise. Judgment upon an award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction, including courts in the State of Texas. Any award so rendered shall be final and binding upon the parties hereto. Except as otherwise provided in Paragraph 15 below, all costs and expenses of the arbitrator(s) shall be paid as determined by such arbitrator(s), and all costs and expenses of experts, witnesses and other persons retained by the parties shall be borne by them respectively.
     15.  INDEMNIFICATION FOR EXPENSES; ADVANCEMENT OF EXPENSES.
          15.1 INDEMNIFICATION. The Company shall pay, and indemnify the Employee against, all costs and expenses, including without limitation the fees and expenses of attorneys, arbitrators, experts and witnesses, incurred by or on behalf of the Employee in connection with any arbitration or legal claim or proceeding arising from this Agreement or the interpretation thereof, to the extent that the Employee is successful, on the merits or otherwise, in any such claim or proceeding. If the Employee is not wholly successful in such claim or proceeding but is successful, on the merits or

                                     -21-


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     otherwise, as to one or more but less than all claims, issues or matters in such claim or proceeding, then the Company shall indemnify the Employee against all such costs and expenses incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.
          15.2 ADVANCE OF EXPENSES. The Company shall advance all such costs and expenses incurred by or on behalf of the Employee in connection with any such claim or proceeding referred to in Paragraph 15.1 above within twenty (20) days after the receipt by the Company of a statement or statements from the Employee requesting such advance or advances, whether prior to or after final disposition of such claim or proceeding. Such statement or statements shall reasonably evidence the costs and expenses incurred by the Employee and shall be preceded or accompanied by an undertaking by or on behalf of the Employee to repay any costs and expenses advanced if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses, and, furthermore, if the Employee fails to repay any costs and expenses that are advanced, then such amounts shall be offset against and shall reduce any other amounts due under this Agreement.
     16. INTEREST. The Company shall pay the Employee interest at a rate of ten percent (10%) PER ANNUM on any benefits payable

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to the Employee hereunder not paid on the date provided for herein from such date until the date of payment.
     17. GENERAL CREDITOR. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Employee or any other person, nor shall any money or property of the Company be segregated for the benefit of the Employee to satisfy the obligations of the Company hereunder. To the extent that the Employee acquires a right to receive payments hereunder, such rights shall be no greater than the right of any general unsecured creditor of the Company. Except as expressly provided herein, each payment shall be made in cash from the general assets of the Company.
     18. NO ASSIGNMENT. The right of the Employee or any other person to the payment of amounts or other benefits under this Agreement shall not be assigned, alienated, hypothecated, placed in trust, disposed of, transferred, pledged or encumbered (except by will or by the laws of descent and distribution), and, to the extent permitted by law, no such amount or payment shall in any way be subject to any legal process to subject the same to the payments of any claim against the Employee or any other person.
     19. TAX WITHHOLDING. The Company will have the right to withhold from any transfer or payment made to the Employee or to any other person hereunder, whether such payment is to be made in

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cash or other property, all applicable Federal, state, city or other taxes or foreign taxes as shall be required, in the determination of the Company, pursuant to any statute or governmental regulation or ruling.
     20. DISCLOSURE OF INFORMATION. The Employee hereby acknowledges that he will have access to certain trade secrets and confidential information of the Company and of corporations affiliated with the Company and that such information constitutes valuable, special and unique property of the Company and such other corporations. The Employee will not, during or after the term of his employment hereunder, disclose any such trade secrets or confidential information to any person or entity for any reason or purpose whatsoever, including, without limitation, the disclosure of the terms and conditions of this Agreement, except as may be required by law. If the Employee becomes legally compelled to disclose any trade secrets or confidential information, then the Employee will provide the Company prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and the Employee will cooperate with the Company in that effort. If such protective order or other remedy is not obtained, the Employee (a) will furnish only that portion of the trade secrets or confidential information that the Employee is advised by written opinion of counsel is legally required and (b) will exercise his best effort to obtain reliable assurance that confidential treatment will be accorded such trade secrets or confidential information.
     21. AGREEMENT NOT TO COMPETE. Following the termination of his employment with the Company, the Employee agrees that (a) during the first three years of this Agreement, for the greater of the remainder of such first three years or one (1) year and (b) after the third anniversary of this Agreement, for a period of one (1) year, neither he nor any affiliate shall, either on his own behalf or as a partner, officer, director, employee, agent or shareholder, engage in, invest in (except as a holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under the Securities Act of 1934, as amended) or render services to any person or entity engaged in the primary businesses in which the Company is then engaged and situated within the United States of America ("Competitive Business"). Nothing contained in this Section 21 or in Section 6 hereof shall be construed as restricting the Employee's right to sell or otherwise dispose of any business or investments owned or operated by the Employee as of the date hereof.
     22. AGREEMENT NOT TO SOLICIT CLIENTS AND EMPLOYEES. Employee agrees that, for a period of three (3) years following the termination of his employment with the Company, neither he nor any affiliate shall, either alone or on behalf of any business engaged in a Competitive Business, solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company to terminate his contract or employment or agency, as the case may be, with the Company.
     23. INJUNCTIVE RELIEF. Notwithstanding the provisions of Section 14 herein, in the event of a breach or threatened breach by the Employee of the provisions of this Agreement, the Company shall be entitled to an injunction to prevent irreparable injury to the Company.
     24. INTEGRATION. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereto, and all other written or oral agreements relating to the subject matter hereof are hereby superseded.
     25. GOVERNING LAW. The terms and provisions of this Agreement, including without limitation the provisions for arbitration under Section 14 hereof, shall be construed in accordance with, and governed by, the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above set forth.
                                        DR PEPPER/SEVEN-UP CORPORATION


                                        By: /s/
                                           ------------------------------------
                                        Name:
                                        Title:


                                        EMPLOYEE


                                        _______________________________________
                                        John R. Albers

                                   EXHIBIT "A"

                                    BENEFITS

Medical Plan
Dental Plan
Life Insurance
Accidental Death and Dismemberment Insurance
Cash Value Life Insurance
Retiree Insurance
Post-Retirement Death Benefit Plan
Post-Retirement Supplemental Death Benefit Plan

                                       -i-